Exhibit 99.1

Archer Daniels Midland Company 4666 Faries Parkway Decatur, Ill. 62526

ADM Announces Pricing of Private Exchange Offers

DECATUR, Ill., Sept. 27, 2012 – Archer Daniels Midland Company (NYSE: ADM) announced today the pricing terms of its previously announced private offers to exchange up to $600,000,000 of its outstanding debentures listed below (collectively, the “Old Debentures”) for new senior debentures due 2043 (the “New Debentures”) and cash (the “Exchange Offers”), established as of 2:00 p.m., New York City time, on September 27, 2012 (the “Pricing Time”) in accordance with ADM’s confidential offering memorandum dated September 14, 2012 (the “Offering Memorandum”) and the related letter of transmittal. ADM also announced that the annual interest rate on the New Debentures will be 4.016%, which has been determined in accordance with the Offering Memorandum. The Reference United States Treasury Security used to determine the coupon on the New Debentures and the total exchange price to be received in each Exchange Offer (the “Total Exchange Price”) for all of the Old Debentures is the 3.00% United States Treasury due May 15, 2042 (the “Reference Treasury”). The bid-side yield of the Reference Treasury as of the Pricing Time was 2.816%.

Set forth in the table below is the Total Exchange Price for each $1,000 principal amount of Old Debentures validly tendered (and not validly withdrawn) and accepted by ADM at or prior to 5:00 p.m., September 27, 2012 (the “Early Participation Date”), determined in accordance with the Offering Memorandum, and the consideration to be received for the Total Exchange Price for each series of Old Debentures.

	Title of Series	Outstanding Principal Amount	Fixed Spread (in basis points)	Yield Used to Determine Total Exchange Price (1)	Exchange Price (2)	Total Exchange Price (2)	Consideration for Total Exchange Price
CUSIP No.							Principal Amount of New Debentures	Cash
039483AP7	6.95% Debentures due 2097	$175,603,000	+150 bp	4.316%	$1,564.12	$1,594.12	$1,386.17	$207.95
039483BC5	5.765% Debentures due 2041	$1,000,000,000	+105 bp	3.866%	$1,295.42	$1,325.42	$1,000.00	$325.42
039483AS1	7.00% Debentures due 2031	$193,654,000	+65 bp	3.466%	$1,445.72	$1,475.72	$1,071.35	$404.37
039483AX0	6.45% Debentures due 2038	$157,827,000	+90 bp	3.716%	$1,415.25	$1,445.25	$1,133.57	$311.68
039483AT9	5.935% Debentures due 2032	$500,000,000	+70 bp	3.516%	$1,314.83	$1,344.83	$1,000.00	$344.83
039483AR3	6.625% Debentures due 2029	$197,104,000	+55 bp	3.366%	$1,380.78	$1,410.78	$1,000.00	$410.78
039483AM4	7.50% Debentures due 2027	$221,791,000	+35 bp	3.166%	$1,468.43	$1,498.43	$1,000.00	$498.43
039483AN2	6.75% Debentures due 2027	$140,735,000	+40 bp	3.216%	$1,391.42	$1,421.42	$1,000.00	$421.42

(1)	The yield used for each series of Old Debentures equals the bid-side yield on the Reference Treasury plus the applicable fixed spread.
(2)	Per $1,000 principal amount of Old Debentures. Does not reflect any accrued and unpaid interest, which will be paid up to, but not including, the Settlement Date (as defined below), as described in the Offering Memorandum. The Total Exchange Price includes $30 per $1,000 principal amount of Old Debentures as the “Early Participation Premium.” Eligible Holders (as defined below) who validly tender their Old Debentures after the Early Participation Date but at or prior to the Expiration Date (as defined below) will be eligible to receive consideration equal to the “Exchange Price,” which is the Total Exchange Price minus the Early Participation Premium.

The Exchange Offers will expire at 11:59 p.m., New York City time, on October 12, 2012, unless extended by ADM (the “Expiration Date”). Tenders of Old Debentures in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time on September 27, 2012, subject to extension by ADM (the “Withdrawal Deadline”), but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law. Old Debentures validly tendered in the Exchange Offers at or prior to the Expiration Date and not validly withdrawn at or prior to the Withdrawal Deadline are expected to settle on October 16, 2012, subject to extension (the “Settlement Date”).

The Exchange Offers are being conducted by ADM upon the terms and subject to the conditions set forth in the Offering Memorandum and related letter of transmittal. The Exchange Offers are only extended, and copies of the offering documents will only be made available, to any holder of the Old Debentures that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”) or (2) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act (each, an “Eligible Holder”).

The Exchange Offers remain subject to the condition that a sufficient principal amount of Old Debentures have been validly tendered and not validly withdrawn at or prior to the Expiration Date such that a minimum of $250,000,000 aggregate principal amount of New Debentures will be issuable on the Settlement Date in exchange for such Old Debentures. The condition that the yield on the Reference Treasury is not less than 2.5% or more than 3.6% at the Pricing Time, or in the case of the Exchange Offer for the 6.95% Debentures due 2097, the yield on the Reference Treasury is not less than 2.67% or more than 3.34% at the Pricing Time, has been met.

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. ADM will enter into a registration rights agreement with respect to the New Debentures.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Debentures that complete and return a certification of eligibility confirming that they are Eligible Holders. Holders of the Old Debentures that desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 431-9645 (U.S. Toll-free) or (212) 269-5550 (Collect). Holders that wish to receive the offering documents can certify their eligibility at http://www.dfking.com/adm.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Offering Memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Information

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the dealer managers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the fiscal year ended June 30, 2012 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.

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